EX-99.906CERT


                                                  certification

     Timothy Ashburn,       Chief      Executive      Officer,       and
Thomas Napurano, Chief Financial Officer of Unified Series Trust (the "Registrant"), each certify to the best of his or her knowledge that:

     1. The Registrant's periodic report on Form N-CSR for the period ended March 31, 2003 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                       Chief Financial Officer
Unified Series Trust                          Unified Series Trust


/s/Timothy Ashburn                            /s/Thomas Napurano
Timothy Ashburn                               Thomas Napurano
Date:6/17/03                                  Date:7/09/03


     A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Unified Series Trust and will be retained by Unified Series Trust and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

     This certification is being furnished to the Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.










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